SUBSIDIARIES OF GLOBAL EAGLE ENTERTAINMENT INC.

	Name Under Which Business is	State or Country of
Subsidiary Legal Name	Conducted	Incorporation
Row 44, Inc.	Row 44, Inc.	Delaware
N44HQ, LLC	N44HQ, LLC	Delaware
Global Eagle Entertainment Luxembourg I S.a r.l	Global Eagle Entertainment Luxembourg I S.a r.l	Luxembourg
Global Eagle Entertainment Luxembourg II S.a r.l	Global Eagle Entertainment Luxembourg II S.a r.l	Luxembourg
Global Eagle Entertainment GmbH	Global Eagle Entertainment GmbH	Germany
Advanced Inflight Alliance AG	Advanced Inflight Alliance AG AIA	Germany
Inflight Productions Germany GmbH	Inflight Productions IFP Atlas Air	Germany
IFE Alliance Licensing GmbH	IFE Alliance Licensing GmbH	Germany
Entertainment in Motion, Inc.	Entertainment in Motion EIM	California
Inflight Productions, Ltd.	Inflight Productions IFP 28Design	United Kingdom
Inflight Productions Ltd.	Inflight Productions IFP	New Zealand
Inflight Productions Pte. Ltd.	Inflight Productions IFP	Singapore
The Lab Aero, Inc.	The Lab.Aero	California
Inflight Productions USA Inc.	Inflight Productions IFP	California
Inflight Productions BV	Inflight Productions IFP	Netherlands
Inflight Productions FZ-LLC	Inflight Productions IFP	United Arab Emirates
Advanced Inflight Alliance Ltd.	Advanced Inflight Alliance Ltd.	United Kingdom
Advanced Film GmbH	Advanced Film GmbH	Germany
DTI Software Inc.	DTI DTI Software	Canada
DTI Software FZ-LLC	DTI DTI Software	United Arab Emirates
DTI Solutions Inc.	DTI DTI Solutions	Canada
Fairdeal Multimedia Pvt. Ltd.	Fairdeal Fairdeal Multimedia	India
Fairdeal Studios Pvt. Ltd.	Fairdeal Fairdeal Studios	India
Emphasis Video Entertainment Ltd.	Emphasis Emphasis Video Emphasis Media Emphasis Video Entertainment	China
Inflight Management Development Centre Ltd.	IMDC	United Kingdom

Global Eagle Entertainment AG    GEEAG                            Germany
Post Modern Edit, Inc.    Post Modern Edit                        Delaware
Post Modern Group
Ambient Digital Media
Post Modern Non-Theatrical
Sea Movies
Over the Line
Media Orbit
Airline Media Productions, Inc.    Airline Media Productions                    Delaware
AMP, Inc.
AMP Int’l
Global Eagle Entertainment     Global Eagle                             China
Representative Office
322177 Nova Scotia Limited    322177 Nova Scotia    Canada
Row 44 Europe    Row 44                            United Kingdom
Limited Liability Company Row 44    LLC Row 44                            Russia
PMG California, Inc.    PMG California                        Canada
Criterion Pictures
International Tele-Film
Visual Education Centre
Criterion Pictures USA
CP USA
Inflight Studios Ltd.    Inflight Studios                        United Kingdom
28 Limited    28 Limited                            United Kingdom
Inflight Productions Pty Limited    Inflight Productions                        Australia
WWMRS Studios Ltd.    WWMRS Studios                        United Kingdom
IFES Acquisition Corp Limited    IFES Acquisition                        United Kingdom
Travel Entertainment Group     Travel Entertainment Equity                    United Kingdom
Equity Ltd.
Travel Entertainment Group        Travel Entertainment Group                    United Kingdom
Acquisitions Ltd.
Travel Entertainment Group Ltd.    Travel Entertainment Group                    United Kingdom
IFE Holdings Ltd.    IFE Holdings                        United Kingdom
IFE Services Ltd.        IFES                            United Kingdom
Oceans TV Inc.    Oceans TV                            United States
Inflight Entertainment Spain SL    Inflight Entertainment Spain                    Spain
IFE Services USA, Inc.    IFES USA                            United States
IFE Services Asia Pacific Pte Ltd.    IFES Asia Pacific                        Singapore
IFE Services SA (Pte)    IFES SA                            South Africa
The Inflight Entertainment Company Ltd.    The Inflight Entertainment Company                United Kingdom
IFE Services Germany Ltd.    IFES Germany                        Germany
Transmedia Publicidad SL    Transmedia                            Spain